FOR FURTHER INFORMATION:                RE:  Heartland Financial USA, Inc.

AT THE COMPANY:           AT FINANCIAL RELATIONS BOARD:

John K. Schmidt                          Jeff Wilhoit                          Shelly Faaborg
Chief Operating Officer                              General Inquiries                        Analyst Inquiries
Chief Financial Officer                          (312) 640-6757                 (310) 407-6555
jschmidt @dubuquebank.com        jwilhoit @financialrelationsboard.com  sfaaborg @financialrelationsboard.com

FOR IMMEDIATE RELEASE
FRIDAY, OCTOBER 15, 2004

HEARTLAND FINANCIAL USA, INC. OPENS LOAN PRODUCTION OFFICE ON EAST COAST

Dubuque, Iowa, October 15, 2004 - Heartland Financial USA, Inc. (NASDAQ NMS: HTLF) today announced the opening of a loan production office in Rockland, MA through its Heartland Business Bank (HBB) subsidiary. To head up the office, Paul Falvey was named East Coast Market President. He joins HBB with 19 years of commercial banking experience and is active in the specialty lending arena, with extensive experience with the Small Business Administration (SBA) and the USDA and its B&I loan products. The new office is located at 1001 Hingham St, Suite 100, Rockland, MA -- just south of Boston.

"We have often stated that we will pursue growth opportunities where we can find the talent and strategic fit, and this loan production office in a new East Coast market underscores that," said Lynn B. Fuller, Heartland chairman, president and chief executive officer. "In this case, our core competency in government guaranteed business lending in Wisconsin and Minnesota serves as a perfect complement to the strong talent we have identified in this new market."

Commenting further on the expansion, Kevin Tenpas, president of HBB, said, "Our experience in providing creative loan packages and financing structures for our customers is driving HBB to expand outside of our existing markets with this new office. We are fortunate to have attracted someone of Paul’s caliber to head up this new venture, and we look forward to his unique talents and contributions in growing HBB and Heartland."

HBB, an SBA PLP Lender and Certified Lender for Rural Development B & I Loans, specializes in business banking, including creative commercial lending, treasury management services, leasing and investment management. "The Boston area is a very dynamic business environment with a lot of medium size commercial and retail business and for HBB we don’t need a tremendous market share to be successful," Tenpas said.

HBB, www.thehbb.com, which has more than $100 million in assets, is a branch of Wisconsin Community Bank, a Heartland community bank based in Madison, Wisconsin. It operates offices in Sheboygan and DePere, WI and Minneapolis, MN. The bank ranked number four nationally in 2002 and 2003 for B&I lending with nearly $50 million in loan volume for those two years.

About Heartland Financial USA:

Heartland is a $2.5 billion financial services company with eight banks in Iowa, Illinois, Wisconsin, New Mexico, Arizona and Montana:

Dubuque Bank and Trust Company, with eight offices in Dubuque, Epworth, Farley and Holy Cross, Iowa
Galena State Bank and Trust Company, with three offices in Galena and Stockton, Illinois
First Community Bank, with three offices in Keokuk, Iowa and Carthage, Illinois
Riverside Community Bank, with three offices in Rockford, Illinois
Wisconsin Community Bank, with eight offices in Cottage Grove, Fitchburg, Green Bay, Middleton, Monroe and Sheboygan, Wisconsin; Minneapolis, Minnesota; and Rockland, Massachusetts
New Mexico Bank & Trust, with twelve offices in Albuquerque, Clovis, Melrose, Portales and Santa Fe, New Mexico
Arizona Bank & Trust, with two offices in Mesa and Chandler, Arizona
Rocky Mountain Bank, with eight offices in Bigfork, Billings, Bozeman, Broadus, Plains, Plentywood, Stevensville and Whitehall, Montana

Other subsidiaries include:

ULTEA, Inc., a fleet management company with offices in Madison, Wisconsin and Chicago, Illinois
Citizens Finance Co., a consumer finance company with offices in Madison and Appleton, Wisconsin; Dubuque, Iowa; and Rockford, Illinois
HTLF Capital Corp., an investment banking firm in Denver, Colorado

Heartland’s shares are traded on The Nasdaq Stock Market under the symbol HTLF.
Additional information about Heartland is available through our website at www.htlf.com.

Special Note Concerning Forward-Looking Statements

This press release contains, and future oral and written statements of Heartland Financial USA, Inc. (the "Company") and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.